UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 5, 2007

MOBILITY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona (Address of Principal Executive Offices)	85255 (Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     (e) On September 5, 2007, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”) of Mobility Electronics, Inc. (“Mobility”) authorized, approved and adopted an amendment to the performance criteria that trigger accelerated vesting of the restricted stock units (“RSUs”) granted to Mobility’s employees during 2005 and 2006 pursuant to Mobility’s Omnibus Long-Term Incentive Plan (the “2005 RSU Program”), including the separate vesting terms that previously applied to the 50,000 RSUs previously granted to Jonathan S. Downer, Mobility’s Senior Vice President, Worldwide Sales and Distribution. Under the revised vesting terms of the 2005 RSU Program, the RSUs granted under the plan in 2005 and 2006 will continue to vest in full on January 13, 2010, provided, however, that (a) 50% of the RSUs may vest earlier in the event, and upon the affirmative determination by the Committee, that Mobility has achieved specified earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the six months ended December 31, 2007, and (b) the remaining 50% of the RSUs may vest earlier in the event, and upon the affirmative determination by the Committee, that Mobility has achieved specified cumulative diluted earnings per share over any four consecutive quarters. As previously disclosed, the RSUs may also vest earlier, in full, upon the occurrence of a change of control event, or on a pro rata basis with respect to any individual plan participant upon the death, disability, termination without cause, or retirement of such participant. The following table sets forth the RSUs previously granted to, and currently held by, each of Mobility’s named executive officers under the 2005 RSU Program.

Total RSUs Held
Named Executive Officer	Pursuant to 2005 RSU Program
Michael D. Heil	0
Joan W. Brubacher	110,000
Jonathan S. Downer	50,000
Brian M. Roberts	36,875
     The specific terms of each RSU grant are set forth in the restricted stock unit award agreements (the “RSU Agreements”) for each participant. The foregoing description of the 2005 RSU Program and the related RSU Agreements is qualified in its entirety by reference to the terms of the forms of the RSU Agreements that were previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed July 18, 2006 with respect to the RSUs granted to Mr. Downer and Exhibit 10.42 to the Annual Report on Form 10-K filed March 8, 2006 with respect to the RSUs granted to all other participants.
     In addition, on September 5, 2007, the Committee (a) approved an increase in Mr. Downer’s base salary to $230,000 per year, effective retroactively to July 1, 2007, and (b) terminated the bonus, sales and margin bonus plan previously adopted for Mr. Downer for fiscal 2007 and, instead, increased the percentage of Mr. Downer’s base salary that he is entitled to earn as a bonus under the Company’s executive bonus plan for the year ended December 31, 2007 (the “Bonus Plan”) from 47% to 60%. A description of the Bonus Plan is set forth in, and a copy attached as Exhibit 10.1 to, the Current Report on Form 8-K filed January 24, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mobility Electronics, Inc.
Dated: September 10, 2007	By:	/s/ Joan W. Brubacher
	Name:	Joan W. Brubacher
	Title:	Executive Vice President and Chief Financial Officer